EXHIBIT 99.1

PennantPark Investment Corporation Announces 14.3% Increase of Its Monthly Distribution to $0.08 per share and Financial Results for the Quarter Ended March 31, 2024

MIAMI, May 08, 2024 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) announced today its financial results for the second quarter ended March 31, 2024.

HIGHLIGHTS
Quarter ended March 31, 2024 (unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio(1)	$1,238.2
Net assets	$501.5
GAAP net asset value per share	$7.69
Quarterly increase in GAAP net asset value per share	0.5%
Adjusted net asset value per share(2)	$7.69
Quarterly increase in adjusted net asset value per share(2)	0.5%

Credit Facility	$392.5
2026 Notes	$148.1
2026-2 Notes	$162.7
Regulatory debt to equity	1.42x
Weighted average yield on debt investments	12.5%

Operating Results:
Net investment income	$14.3
Net investment income per share	$0.22
Core net investment income per share(3)	$0.22
Distributions declared per share	$0.21

Portfolio Activity:
Purchases of investments*	$188.5
Sales and repayments of investments*	$176.2

PSLF Portfolio data:
PSLF investment portfolio	$923.9
Purchases of investments	$113.2
Sales and repayments of investments	$49.7

__________________

        * excludes U.S. Government Securities

  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $188.4 million, at fair value.
  This is a non-GAAP financial measure. The Company believes that this number provides useful information to investors and management because it reflects the Company’s financial performance excluding the impact of unrealized gain on the Company's multi-currency, senior secured revolving credit facility with Truist Bank, as amended, the “Credit Facility." The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.
  Core net investment income ("Core NII") is a non-GAAP financial measure.  The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.  For the quarter ended March 31, 2024, there were no one-time events, resulting in $0.22 of Core NII.

CONFERENCE CALL AT 12:00 P.M. EST ON MAY 9, 2024

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Thursday, May 9, 2024 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 256-1007 approximately 5-10 minutes prior to the call. International callers should dial (929) 477-0448. All callers should reference conference ID #4002649 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

INCREASE OF MONTHLY DISTRIBUTION TO $0.08 PER SHARE

On May 8, 2024, the Company declared a monthly distribution for June 2024 of $0.08 per share, an increase of 14.3% from the most recent distribution.  The distribution is payable on July 1, 2024, to stockholders of record as of June 14, 2024.  The distribution is expected to be paid from taxable net investment income.

“We are pleased to announce an increase in our monthly dividend based on the continued strong underlying credit performance of our portfolio,” said Arthur Penn, Chairman and CEO.  “Our earnings stream continues to be robust and is driven in part by the  excellent returns generated by our PSLF Joint Venture."

PORTFOLIO AND INVESTMENT ACTIVITY

As of March 31, 2024, our portfolio totaled $1,238.2 million and consisted of $678.6 million or 55% of first lien secured debt, $59.7 million or 5% of U.S. Government Securities, $63.7 million or 5% of second lien secured debt, $165.1 million or 13% of subordinated debt (including $115.9 million or 9% in PSLF) and $271.1 million or 22% of preferred and common equity (including $72.6 million or 6% in PSLF). Our interest bearing debt portfolio consisted of 97% variable-rate investments and 3% fixed-rate investments. As of March 31, 2024, we had two portfolio companies on non-accrual, representing 3.7% and 3.0% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $12.0 million as of March 31, 2024. Our overall portfolio consisted of 138 companies with an average investment size of $8.5 million, had a weighted average yield on interest bearing debt investments of 12.5%.

As of September 30, 2023, our portfolio totaled $1,101.7 million and consisted of $527.7 million or 48% of first lien secured debt, $99.8 million or 9% of U.S. Government Securities, $80.4 million or 7% of second lien secured debt, $156.2 million or 14% of subordinated debt (including $102.3 million or 9% in PSLF) and $237.6 million or 22% of preferred and common equity (including $62.1 million or 6% in PSLF). Our interest bearing debt portfolio consisted of 95% variable-rate investments and 5% fixed-rate investments. As of September 30, 2023, we had one portfolio company on non-accrual, representing 1.2% and zero percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized depreciation of $(16.3) million as of September 30, 2023. Our overall portfolio consisted of 129 companies with an average investment size of $7.8 million, had a weighted average yield on interest bearing debt investments of 13.0%.

For the three months ended March 31, 2024, we invested $188.5 million in six new and 43 existing portfolio companies with a weighted average yield on debt investments of 11.7% (excluding U.S. Government Securities).  For the three months ended March 31, 2024, sales and repayments of investments totaled $176.2 million (excluding U.S. Government Securities).  For the six months ended March 31, 2024, we invested $419.6 million in 18 new and 60 existing portfolio companies with a weighted average yield on debt investments of 11.8% (excluding U.S. Government Securities).  For the six months ended March 31, 2024, sales and repayment of investments totaled $247.2 million (excluding U.S. Government Securities).

For the three months ended March 31, 2023, we invested $58.3 million in six new and 34 existing portfolio companies with a weighted average yield on debt investments of 11.8%.  For the three months ended March 31, 2023, sales and repayments of investments totaled $114.2 million. For the six months ended March 31, 2023, we invested $144.8 million in 12 new and 64 existing portfolio companies with a weighted average yield on debt investments of 11.5%.  For the six month ended March 31, 2023, sales and repayment of investments totaled $136.8 million.

PennantPark Senior Loan Fund, LLC

As of March 31, 2024, PSLF’s portfolio totaled $923.9 million, consisted of 99 companies with an average investment size of $9.3 million and had a weighted average yield interest bearing debt investments of 12.0%.

As of September 30, 2023, PSLF’s portfolio totaled $804.2 million, consisted of 90 companies with an average investment size of $8.9 million and had a weighted average yield interest bearing debt investments of 12.1%.

For the three months ended March 31, 2024, PSLF invested $113.2 million (including $103.1 million were purchased from the Company) in 11 new and five existing portfolio companies at weighted average yield interest bearing debt investments of 11.8%. PSLF’s sales and repayments of investments for the same period totaled $49.7 million. For the six months ended March 31, 2024, PSLF invested $194.2 (of which $154.0 million was purchased from the Company) in 16 new and 11 existing portfolio companies with a weighted average yield on debt investments of 12.2%.  PSLF Sales and repayments of investments for the same period totaled $78.9 million.

For the three months ended March 31, 2023, PSLF invested $38.5 million (of which $18.4 were purchased from the Company) in one new and one existing portfolio companies at weighted average yield on interest bearing debt investments of 11.6%. PSLF’s sales and repayments of investments for the same period totaled $24.9 million.  For the six months ended March 31, 2023, PSLF invested $55.3 million (of which $18.4 million was purchased from the Company) in eight new and five existing portfolio companies with a weighted average yield on debt investments of 11.5%.  PSLF's sales and repayments of investments for the same period totaled $33.9 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations during the three and six months ended March 31, 2024 and 2023.

Investment Income

For the three and six months ended March 31, 2024, investment income was $36.0 million and $70.3 million, respectively, which was attributable to $27.8 million and $52.9 million from first lien secured debt, $2.8 million and $5.4 million from second lien secured debt, $0.1 million and $1.4 million from subordinated debt and $5.3 million and $10.6 million from preferred and common equity, respectively.  For the three and six months ended March 31, 2023, investment income was $36.3 million and $66.3 million, respectively, which was attributable to $26.8 million and $48.6 million from first lien secured debt, $3.7 million and $7.4 million from second lien secured debt, $1.1 million and $2.2 million from subordinated debt and $4.8 million and $8.1 million from preferred and common equity, respectively. The increase in investment income for the six months ended March 31, 2024 was primarily due to the increase in the cost of yield of our debt portfolio.

Expenses

For the three and six months ended March 31, 2024, expenses totaled $21.7 million and $40.4 million, respectively and were comprised of; $11.9 million and $21.4 million of debt-related interest and expenses, $4.1 million and $8.1 million of base management fees, $3.0 million and $6.3 million of incentive fees, $1.9 million and $3.3 million of general and administrative expenses and $0.8 million and $1.2 million of provision for excise taxes. For the three and six months ended March 31, 2023, expenses totaled $19.7 million and $39.3 million, respectively and were comprised of; $10.6 million and $20.3 million of debt-related interest and expenses, $4.0 million and $8.6 million of base management fees, $3.5 million and $5.7 million of incentive fees, $1.1 million and $2.2 million of general and administrative expenses and $0.5 million and $2.5 million of provision for excise taxes, respectively. The increase in  expenses was primarily due an increase in debt related interest and expenses and an increase in general and administrative expenses.

Net Investment Income

For the three and six months ended March 31, 2024, net investment income totaled $14.3 million and $29.9 million, or $0.22 per share, and $0.46 per share, respectively.  For the three and six months ended March 31, 2023, net investment income totaled $16.6 million and $27.0 million, or $0.26 per share and $0.41 per share, respectively. The increase in net investment income for the six months ended March 31, 2024, was primarily due to an increase in investment income.

Net Realized Gains or Losses

For the three and six months ended March 31, 2024, net realized gains (losses) totaled $(31.0) million and $(29.2) million, respectively.  For the three and six months ended March 31, 2023, net realized gains (losses) totaled $(148.7) million and $(144.7) million, respectively.  The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and six months ended March 31, 2024, we reported net change in unrealized appreciation (depreciation) on investments of $33.2 million and $28.3 million, respectively. For the three and six months ended March 31, 2023, the net unrealized appreciation (depreciation) on investments totaled $135.4 million and $43.8 million, respectively. As of March 31, 2024 and September 30, 2023, our net unrealized appreciation (depreciation) on investments totaled $12.0 million and $(16.3) million, respectively. The net change in unrealized depreciation on our investments was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three and six months ended March 31, 2024, the Truist Credit Facility had a net change in unrealized (appreciation) depreciation of $0.5 million and $(1.6) million, respectively.  For the three and six months ended March 31, 2023, the Truist Credit Facility had a net change in unrealized (appreciation) depreciation of $1.5 million and $5.9 million, respectively.  As of March 31, 2024 and September 30, 2023, the net unrealized depreciation on the Truist Credit Facility totaled $3.9 million and $5.5 million, respectively.  Net change in unrealized appreciation was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three and six months ended March 31, 2024, net increase (decrease) in net assets resulting from operations totaled $16.1 million and $26.7 million, or $0.25 per share, and $0.41 per share, respectively.  For the three and six months ended March 31, 2023, net increase (decrease) in net assets resulting from operations totaled $4.9 million and $(67.0) million, or $0.07 per share and $(1.03) per share, respectively.  The increase in net assets from operation was primarily due to a decrease in the net realized and unrealized depreciation in the portfolio primarily driven by changes in market conditions.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of March 31, 2024 and September 30, 2023, we had $396.5 million and $212.4 million in outstanding borrowings under the Credit Facility, respectively, and the weighted average interest rate was 7.7% and 7.7%, respectively.  As of March 31, 2024 and September 30, 2023, we had $78.5 million and $262.6 million of unused borrowing capacity under the Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of March 31, 2024 and September 30, 2023, we had cash and cash equivalents of $35.4 million and $38.8 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allow us to effectively operate our business.

For the six months ended March 31, 2024, our operating activities used cash of $150.9 million and our financing activities provided cash of $147.5 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily from borrowings under the Truist Credit Facility.

For the six months ended March 31, 2023, our operating activities provided cash of $60.5 million and our financing activities used cash of $49.0 million. Our operating activities used cash primarily due to our investment activities and our financing activities used cash primarily due to repayments under the Truist Credit Facility.

DISTRIBUTIONS

During the three and six months ended March 31, 2024, we declared distributions of $0.21 and $0.42 per share, for total distributions of $13.7 million and $27.4 million. During the three and six months ended March 31, 2023, we declared distributions of $0.185 and $0.35 per share, for total distributions of $12.1 million and $22.8 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(In thousands, except share data)
	March 31, 2024	September 30, 2023
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$876,349 and $816,754, respectively)	$876,591	$830,808
Non-controlled, affiliated investments (amortized cost—$55,854 and $55,787, respectively)	37,170	54,771
Controlled, affiliated investments (amortized cost—$294,049 and $245,386, respectively)	324,470	216,068
Total investments (amortized cost—$1,226,252 and $1,117,927, respectively)	1,238,231	1,101,647
Cash and cash equivalents (cost—$35,409 and $38,784, respectively)	35,418	38,775
Interest receivable	9,258	6,820
Distribution receivable	5,312	5,079
Due from affiliates	270	—
Prepaid expenses and other assets	2,750	4,656
Total assets	1,291,239	1,156,977
Liabilities
Truist Credit Facility payable, at fair value (cost—$396,456 and $212,420, respectively)	392,546	206,940
2026 Notes payable, net (par— $150,000)	148,120	147,669
2026 Notes-2 payable, net (par— $165,000)	162,653	162,226
Payable for investment purchased	65,136	99,949
Distributions payable	4,566	13,697
Accounts payable and accrued expenses	2,819	6,754
Base management fee payable	4,137	3,915
Incentive fee payable	3,018	3,310
Interest payable on debt	6,416	6,231
Due to affiliates	299	4,099
Total liabilities	789,710	654,790
Commitments and contingencies
Net assets
Common stock, 65,224,500 shares issued and outstanding Par value $0.001 per share and 100,000,000 shares authorized	65	65
Paid-in capital in excess of par value	746,466	746,466
Accumulated deficit	(245,002)	(244,344)
Total net assets	$501,529	$502,187
Total liabilities and net assets	$1,291,239	$1,156,977
Net asset value per share	$7.69	$7.70

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended March 31, (Unaudited)		Six Months Ended March 31, (Unaudited)
	2024	2023	2024	2023
Investment income:
From non-controlled, non-affiliated investments:
Interest	$22,904	$26,759	$43,972	$48,990
Payment-in-kind	187	24	189	24
Dividend income	623	1,131	1,315	1,131
Other income	778	346	2,203	833
From non-controlled, affiliated investments:
Interest	—	81	—	81
Payment-in-kind	—	—	347	—
From controlled, affiliated investments:
Interest	5,941	3,648	11,422	6,506
Payment-in-kind	857	658	1,489	1,789
Dividend income	4,689	3,702	9,378	6,958
Total investment income	35,979	36,349	70,315	66,312
Expenses:
Interest and expenses on debt	11,868	10,587	21,424	20,316
Base management fee	4,137	4,040	8,141	8,642
Incentive fee	3,018	3,530	6,339	5,721
General and administrative expenses	1,379	835	2,593	1,676
Administrative services expenses	550	267	739	533
Expenses before provision for taxes	20,952	19,259	39,236	36,888
Provision for taxes on net investment income	775	450	1,168	2,450
Net expenses	21,727	19,709	40,404	39,338
Net investment income	14,252	16,640	29,911	26,974
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	(1,434)	(14,613)	1,146	(10,549)
Non-controlled and controlled, affiliated investments	(29,419)	(133,098)	(30,169)	(133,098)
Debt extinguishment	—	(289)	—	(289)
Provision for taxes on realized gain on investments	(177)	(717)	(177)	(717)
Net realized gain (loss) on investments and debt	(31,030)	(148,717)	(29,200)	(144,653)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(1,528)	3,950	(13,798)	(46,567)
Non-controlled and controlled, affiliated investments	34,751	131,459	42,075	90,411
Provision for taxes on unrealized appreciation (depreciation) on investments	(830)	—	(680)	896
Debt appreciation (depreciation)	470	1,540	(1,570)	5,919
Net change in unrealized appreciation (depreciation) on investments and debt	32,863	136,949	26,027	50,659
Net realized and unrealized gain (loss) from investments and debt	1,833	(11,768)	(3,173)	(93,994)
Net increase (decrease) in net assets resulting from operations	16,085	4,872	$26,738	(67,020)
Net increase (decrease) in net assets resulting from operations per common share	$0.25	$0.07	$0.41	$(1.03)
Net investment income per common share	$0.22	$0.26	$0.46	$0.41

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation, or the Company, is a business development company that invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing $7.2 billion of investable capital, including available leverage.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, and Amsterdam.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com